Exhibit 4.1

GREAT PLAINS ENERGY INCORPORATED
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
Trustee

SUBORDINATED INDENTURE
Dated as of           ,

CROSS REFERENCE SHEET SHOWING THE LOCATION IN THE INDENTURE OF THE
PROVISIONS INSERTED CORRELATIVE TO SECTIONS 310 THROUGH 318(a),
INCLUSIVE, OF THE TRUST INDENTURE ACT OF 1939

Section of Act		Indenture Section
310(a)	(1)	9.09
(a)	(2)	9.09
(a)	(3)	Not Applicable
(a)	(4)	Not Applicable
(a)	(5)	9.09
(b)		9.08
(c)		Not Applicable
311(a)		9.14
(b)		9.14
(c)		Not Applicable
312(a)		7.01 and 7.02(a)
(b)		7.02(b)
(c)		7.02(c)
313(a)		7.04(a)
(b)		7.04(b)
(c)		7.04(d)
(d)		7.04(c)
314(a)		7.03 and 6.06
(b)		Not Applicable
(c)	(1)	1.03 and 16.06
(c)	(2)	1.03 and 16.06
(c)	(3)	Not Applicable
(d)		1.03 and 4.06
(e)		16.06(b)
(f)		Not Applicable
315(a)		9.01
(b)		8.08
(c)		9.01(a)
(d)		9.01(b)
(e)		8.09
316(a)		8.07 and 10.04
(b)		8.04(b) and 13.02
(c)		10.06
317(a)	(1)	8.02(b)
(a)	(2)	8.02(c)
(b)		5.02 and 6.04
318(a)		16.08

NOTE:	This Cross Reference Sheet is not, for any purpose, deemed to be a part of the Indenture.

v

          THIS INDENTURE, dated as of          ,     , between GREAT PLAINS ENERGY INCORPORATED, a corporation duly organized and existing under the laws of the State of Missouri (the “COMPANY”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “TRUSTEE”).
W I T N E S S E T H
          WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness (the “Notes”), to be issued in one or more series as in this Indenture provided; and
          WHEREAS, all acts and things necessary to make this Indenture a valid and legally binding agreement according to its terms have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized;
          NOW THEREFORE, THIS INDENTURE WITNESSETH: That in order to declare the terms and conditions upon which the Notes are, and are to be authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Notes by the Holders thereof and of the sum of one dollar duly paid to it by the Trustee at the execution of this Indenture, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes or of any series thereof, as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 General.
          (a) The terms defined in this Article I (whether or not capitalized and except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto or Company Order (as hereinafter defined) shall have the respective meanings specified in this Article I.
          (b) All accounting terms used herein and not expressly defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; PROVIDED, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company.
     Section 1.02 Trust Indenture Act.

          (a) Whenever this Indenture refers to a provision of the Trust Indenture Act of 1939, as amended (the “TIA”), such provision is incorporated by reference in and made a part of this Indenture.
          (b) Unless otherwise indicated, all terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by a rule of the Commission under the TIA shall have the meanings assigned to them in the TIA or such statute or rule as in force on the date of execution of this Indenture.
          (c) The Company and the Trustee agree to comply with the TIA notwithstanding any exemption that may be available thereunder.
     Section 1.03 Definitions.
     For purposes of this Indenture, the following terms shall have the following meanings.
     “Authenticating Agent” shall mean any agent of the Trustee which shall be appointed and acting pursuant to Section 9.15 hereof.
     “Authorized Agent” shall mean any agent of the Company designated as such by an Officers’ Certificate delivered to the Trustee.
     “Board Of Directors” shall mean the Board of Directors of the Company or the Executive Committee of such Board or any other duly authorized committee of such Board.
     “Board Resolution” shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions or trust companies in the Borough of Manhattan, the City and State of New York, the state of Missouri, or in the city where the Corporate Trust Office of the Trustee is located, are obligated or authorized by law or executive order to close, except as otherwise specified in a Company Order pursuant to Section 2.05 hereof.
     “Commission” shall mean the United States Securities and Exchange Commission, or if at any time hereafter the Commission is not existing or performing the duties now assigned to it under the TIA, then the body performing such duties.
     “Company” shall mean the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Order” shall mean a written order or certificate signed in the name of the Company by one of the Chairman, the Chief Executive Officer, the President, any Vice President, the Treasurer or an Assistant Treasurer of the Company, and delivered to the Trustee. At the Company’s option, a Company Order may take the form of a supplemental indenture to this Indenture.

     “Corporate Trust Office of the Trustee”, or other similar term, shall mean the designated corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered which office at the date hereof is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602.
     “Debt” shall mean any outstanding obligations of the Company for money borrowed, whether or not evidenced by notes, debentures, bonds or other securities, reimbursement obligations under letters of credit, or guarantees of any such obligations issued by another Person.
     “Depositary” shall mean, unless otherwise specified in a Company Order pursuant to Section 2.05 hereof, The Depository Trust Company, New York, New York (“DTC”), or any successor thereto registered and qualified as a clearing agency under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation.
     “Event Of Default” shall mean any event specified in Section 8.01 hereof, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.
     “Global Note” shall mean a Note that, pursuant to Section 2.05 hereof, is delivered to the Depositary or pursuant to the instructions of the Depositary and that shall be registered in the name of the Depositary or its nominee.
     “Holder”, “Holder of Notes” or “Noteholder” shall mean any Person in whose name at the time a particular Note is registered on the books of the Trustee kept for that purpose in accordance with the terms hereof.
     “Indenture” shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented, and shall include the terms and provisions of a particular series of Notes established pursuant to Section 2.05 hereof.
     “Interest Payment Date”, when used with respect to any Note, shall mean (a) each date designated as such for the payment of interest on such Note specified in a Company Order pursuant to Section 2.05 hereof (provided that, unless otherwise specified in such Company Order, the first Interest Payment Date for such Note, the Original Issue Date of which is after a Regular Record Date but prior to the respective Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date), (b) a date of Maturity of such Note and (c) only with respect to defaulted interest on such Note, the date established by the Trustee for the payment of such defaulted interest pursuant to Section 2.11 hereof.
     “Maturity,” when used with respect to any Note, shall mean the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof or by declaration of acceleration, redemption or otherwise.
     “Note” or “Notes” has the meaning stated in the first recital of this Indenture and more particularly means any note or notes, as the case may be, authenticated and delivered under this Indenture, including any Global Note.

     “Officers’ Certificate” when used with respect to the Company, shall mean a certificate signed by (i) the Chairman, the Chief Executive Officer, the President or any Vice President of the Company and (ii) the Treasurer, any Assistant Treasurer, the Secretary or an Assistant Secretary of the Company; provided, that no individual shall be entitled to sign in more than one capacity.
     “Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of the Company, meeting the applicable requirements of Section 16.06 hereof.
     “Original Issue Date” shall mean for a Note, or portions thereof, the date upon which it, or such portion, was issued by the Company pursuant to this Indenture and authenticated by the Trustee (other than in connection with a transfer, exchange or substitution).
     “Outstanding”, when used with reference to Notes, shall, subject to Section 10.04 hereof, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
     (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (b) Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company), provided that if such Notes are to be redeemed prior to the Stated Maturity thereof, notice of such redemption shall have been given as provided in Article III, or provisions satisfactory to the Trustee shall have been made for giving such notice;
     (c) Notes, or portions thereof, that have been paid and discharged or are deemed to have been paid and discharged pursuant to the provisions of this Indenture; and
     (d) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered, or which have been paid, pursuant to Section 2.07 hereof.
     “Periodic Offering” means an offering of Notes of a series from time to time the specific terms of which Notes, including without limitation the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Notes.
     “Person” shall mean any individual, corporation, company partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agent or political subdivision thereof.
     “Principal Executive Offices of the Company” shall mean 1201 Walnut, Kansas City, Missouri 64106, or such other place where the main corporate offices of the Company are located as designated in writing to the Trustee by an Authorized Agent.

     “Regular Record Date” shall mean, unless otherwise specified in a Company Order pursuant to Section 2.05 hereof, for an Interest Payment Date for a particular Note (except for an Interest Payment Date with respect to defaulted interest on such Note) (a) the fifteenth day next preceding each Interest Payment Date (unless the Interest Payment Date is the date of Maturity of such Note, in which event, the Regular Record Date shall be as described in clause (b) hereof) and (b) the date of Maturity of such Note.
     “Responsible Officer” or “Responsible Officers” when used with respect to the Trustee shall mean one or more of the following: any vice president, assistant vice president, any assistant treasurer, any trust officer, any assistant trust officer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Senior Indebtedness” shall mean all obligations (other than non-recourse obligations, the indebtedness issued under this Indenture to which the subordination provisions of Section 15.01 hereof apply and other obligations which are either effectively by their terms or expressly made subordinate to or pari passu with the indebtedness issued under this Indenture to which the subordination provisions of Section 15.01 hereof apply) of, or guaranteed (except to the extent the Company’s payment obligations under any such guarantee are effectively by their terms or expressly made subordinate to or pari passu with the indebtedness issued under this Indenture to which the subordination provisions of Section 15.01 hereof apply) or assumed by, the Company for borrowed money, including both senior and subordinated indebtedness for borrowed money (other than indebtedness issued under this Indenture to which the subordination provisions of Section 15.01 hereof apply and other indebtedness which is effectively by its terms or expressly made subordinate to or pari passu with the indebtedness issued under this Indenture to which the subordination provisions of Section 15.01 hereof apply), or for the payment of money related to any lease which is capitalized on the balance sheet of the Company in accordance with generally accepted accounting principles as in effect from time to time, or indebtedness evidenced by bonds, debentures, notes, or other similar instruments of the Company (other than such instruments which are effectively by their terms or expressly made subordinate to or pari passu with the indebtedness issued under this Indenture to which the subordination provisions of Section 15.01 hereof apply) and in each case, amendments, renewals, extensions, modifications, and refundings of any such indebtedness or obligations with Senior Indebtedness, whether existing as of the date of this Indenture or subsequently incurred by the Company; provided, however, that trade accounts payable and accrued liabilities arising in the ordinary course of business shall not be deemed Senior Indebtedness.
     “Special Record Date” shall mean, with respect to any Note, the date established by the Trustee in connection with the payment of defaulted interest on such Note pursuant to Section 2.11 hereof.
     “Stated Maturity” shall mean with respect to any Note, the last date on which principal on such Note becomes due and payable as therein or herein provided, other than by declaration of acceleration or by redemption.

     “Subsidiary” shall mean, as to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other Persons performing similar functions are at the time owned directly or indirectly by such Person.
     “Trustee” shall mean the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder and, if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of that series.
     “U.S. Government Obligations” shall mean direct non-callable obligations of, or non-callable obligations guaranteed as to timely payment of principal and interest by, the United States of America or obligations of a person controlled or supervised by and acting as an agency or instrumentality thereof for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
ARTICLE II
FORM, ISSUE, EXECUTION, REGISTRATION
AND EXCHANGE OF NOTES
     Section 2.01 Forms Generally.
          (a) The Notes shall be in such form as shall be established by a Company Order pursuant to Section 2.05(c) hereof with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable rules of any securities exchange or of the Depositary or with applicable law or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes.
          (b) The definitive Notes shall be typed, printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.
     Section 2.02 Form Of Trustee’s Certificate Of Authentication. The Trustee’s certificate of authentication on all Notes shall be in substantially the following form:

Trustee’s Certificate of Authentication
          This Note is one of the Notes of the series herein designated, described or provided for in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

Dated:

     Section 2.03 Amount Unlimited.
          The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited, subject to compliance with the provisions of this Indenture.
     Section 2.04 Denominations, Dates, Interest Payment And Record Dates.
          (a) The Notes of each series shall be issuable in registered form without coupons in denominations of $1,000 and integral multiples thereof or such other amount or amounts as may be authorized by the Board of Directors or a Company Order pursuant to a Board Resolution or in one or more indentures supplemental hereto; provided, that the principal amount of a Global Note shall not exceed $500,000,000 unless otherwise permitted by the Depositary.
          (b) Each Note shall be dated and issued as of the date of its authentication by the Trustee, and shall bear an Original Issue Date; each Note issued upon registration of, transfer, exchange or substitution of a Note shall bear the Original Issue Date or Dates of such transferred, exchanged or substituted Note, subject to the provisions of Section 2.13(d) hereof.
          (c) Each Note shall accrue interest from the later of (1) its Original Issue Date or the date specified in such Note and (2) the most recent date to which interest has been paid or duly provided for with respect to such Note until the principal of such Note is paid or made available for payment, and interest on each Note shall be payable on each Interest Payment Date after the Original Issue Date (except as provided in the definition of “Interest Payment Date” in Section 1.03 hereof).
          (d) Each Note shall mature on a Stated Maturity specified in the Note. The principal amount of each outstanding Note shall be payable on the Stated Maturity date specified therein.
          (e) Unless otherwise specified in a Company Order pursuant to Section 2.05 hereof, interest on each of the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months (and for any partial periods shall be calculated on the basis of the number of days elapsed in a 360-day year of twelve 30-day months) and shall be computed at a fixed rate until the Stated Maturity of such Notes. The method of computing interest on any Notes not bearing a fixed rate of interest shall be set forth in a Company Order pursuant to Section 2.05 hereof. Unless otherwise specified in a Company Order pursuant to Section 2.05 hereof, principal, interest and premium on the Notes shall be payable in the currency of the United States.
          (f) Except as provided in the following sentence, the Person in whose name any Note is registered at the close of business on any Regular Record Date or Special Record Date with respect to an Interest Payment Date for such Note shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Regular Record Date or Special Record Date and prior to such Interest Payment Date. Unless otherwise specified in a Company Order pursuant to Section 2.05 hereof, any interest payable at Maturity shall be paid to the Person to whom the principal of such Note is payable.
          (g) So long as the Trustee is the registrar and paying agent, the Trustee shall, as soon as practicable but no later than the Regular Record Date preceding each applicable Interest Payment Date, provide to the Company a list of the principal, interest (to the extent then ascertainable) and premium to be paid on Notes on such Interest Payment Date. The Trustee shall assume responsibility for withholding taxes on interest paid as required by law except with respect to any Global Note.
     Section 2.05 Execution, Authentication, Delivery And Dating.
          (a) The Notes shall be executed on behalf of the Company by one of its Chairman, Chief Executive Officer, President, or any Vice President and by its Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company. The signature of any of these officers on the Notes may be manual or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Note that has been duly authenticated and delivered by the Trustee.
          (b) Notes bearing the manual or facsimile signatures of individuals who were at the time of execution the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.
          (c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes of any series executed by the Company to the Trustee for authentication, together with or preceded by one or more Company Orders for the authentication and delivery of such Notes, and the Trustee in accordance with any such Company Order shall authenticate and make available for delivery such Notes; provided, however, that, with respect to Notes of a series subject to a Periodic Offering, (A) such Company Order may be delivered by the Company to the Trustee prior to the delivery to the Trustee of such Notes for authentication and delivery, (B) the Trustee shall authenticate and deliver Notes of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, all pursuant to a further Company Order or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by such further Company Order, (C) the Stated Maturity or Maturities,

Original Issue Date or Dates, interest rate or rates and any other terms of Notes of such series shall be determined by such further Company Order or pursuant to such procedures and (D) if provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Such Company Order shall specify the following with respect to each series of Notes: (i) the title of the Notes of such series (which shall distinguish the Notes of such series from Notes of all other series) and any limitations on the aggregate principal amount of the Notes to be issued as part of such series, (ii) the Original Issue Date for such series, (iii) the Stated Maturity of Notes of such series, (iv) the interest rate or rates, or method of calculation of such rate or rates, for such series and the date from which such interest will accrue, and the right, if any, to extend or defer interest payments and the duration of such extension or deferral, as set forth in Section 2.15 hereof, (v) the terms, if any, regarding the optional or mandatory redemption of such series, including redemption date or dates of such series, if any, and the price or prices applicable to such redemption, (vi) whether or not the Notes of such series shall be issued in whole or in part in the form of a Global Note and, if so, the Depositary for such Global Note if not DTC, (vii) the form of the Notes of such series, (viii) the maximum annual interest rate, if any, of the Notes permitted for such series, (ix) the period or periods within which, the price or prices at which and the terms and conditions upon which such series may be repaid, in whole or in part, at the option of the Holder thereof, (x) the establishment of any office or agency pursuant to Section 6.02 hereof, (xi) any Events of Default, in addition to those specified in Section 8.01 hereof or any changes to such Events of Default, with respect to the Notes of such series, and any covenants of the Company for the benefit of the Holders of the Notes of such series in addition to those set forth in Articles VI and XII hereof or any changes to such covenants with respect to the Notes of such series, (xii) the terms, if any, pursuant to which the Notes of such series may be converted into or exchanged for shares of capital stock or other securities of the Company, (xiii) any amendment or modification to, or the inapplicability of, the subordination provisions in Article XV hereof, (xiv) the terms, if any, pursuant to which the Notes of such series may be remarketed, and (xv) any other terms of such series not inconsistent with this Indenture. With respect to Notes of a series subject to a Periodic Offering, such Company Order may provide general terms or parameters for Notes of such series and provide either that the specific terms of particular Notes of such series shall be specified in a further Company Order or that such terms shall be determined by the Company or its agents in accordance with such further Company Order as contemplated by the proviso of the first sentence of this Section 2.05(c). Prior to authenticating Notes of any series, and in accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive from the Company the following at or before the issuance of such series of Notes, and (subject to Section 9.01 hereof) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked prior to such issuance:
(1) A Board Resolution authorizing such Company Order or Orders;
(2) At the option of the Company, either an Opinion of Counsel or a letter addressed to the Trustee permitting it to rely on an Opinion of Counsel, stating substantially the following subject to customary qualifications and exceptions:

(A) that the form and terms of such Notes have been established in conformity with this Indenture;
(B) that this Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and by an implied covenant of reasonableness, good faith and fair dealing;
(C) that this Indenture is qualified to the extent necessary under the TIA or, if not so required, that this Indenture is not required to be qualified under the TIA;
(D) that such Notes have been duly authorized and executed by the Company, and when authenticated by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and by an implied covenant of reasonableness, good faith and fair dealing;
(E) that the issuance of such Notes will not result in any default under this Indenture;
(F) that all consents or approvals of any federal or state regulatory agency required in connection with the Company’s execution and delivery of this Indenture and such Notes have been obtained and are in full force and effect (except that no statement need be made with respect to state securities laws); and
(G) that all conditions precedent provided for in the Indenture to the issuance of such Notes and for the Trustee to authenticate and deliver such Notes under this Indenture have been met.
(3) An Officers’ Certificate stating that (i) the Company is not, and upon the authentication by the Trustee of such Notes, will not be in default under any of the terms or covenants contained in this Indenture and (ii) all conditions precedent provided for in this Indenture to the issuance of such Notes and for the Trustee to authenticate and deliver such Notes under this Indenture have been met.

          (d) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.
          (e) If all Notes of a series are not to be authenticated and issued at one time in connection with a Periodic Offering, the Company shall not be required to deliver the Company Order, Board Resolution, Officers’ Certificate and Opinion of Counsel (including any of the foregoing that would be otherwise required pursuant to Section 16.06 hereof) described in Section 2.05(c) hereof at or prior to the authentication of each Note of such series, if such items are delivered at or prior to the time of authentication of the first Note of such series to be authenticated and issued.
     Section 2.06 Exchange And Registration Of Transfer Of Notes.
          (a) Subject to Section 2.13 hereof, Notes of any series may be exchanged for one or more new Notes of the same series of any authorized denominations and of a like aggregate principal amount, series and Stated Maturity and having the same terms and Original Issue Date. Notes to be exchanged shall be surrendered at any of the offices or agencies to be maintained pursuant to Section 6.02 hereof, and the Trustee shall authenticate and deliver in exchange therefor the Note or Notes of such series which the Noteholder making the exchange shall be entitled to receive.
          (b) The Trustee shall keep, at one of said offices or agencies, a register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall register or cause to be registered Notes and shall register or cause to be registered the transfer of Notes as in this Article II provided. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times, such register shall be open for inspection by the Company. Upon due presentment for registration of transfer of any Note at any such office or agency, the Company shall execute and the Trustee shall register, authenticate and deliver in the name of the transferee or transferees one or more new Notes of any authorized denominations and of a like aggregate principal amount, series and Stated Maturity and having the same terms and Original Issue Date.
          (c) All Notes presented for registration of transfer or for exchange, redemption or payment shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee and duly executed by the Holder or the attorney in fact of such Holder duly authorized in writing.
          (d) No service charge shall be made for any exchange or registration of transfer of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
          (e) The Trustee shall not be required to exchange or register the transfer of any Notes selected, called or being called for redemption (including Notes, if any, redeemable at the option of the Holder provided such Notes are then redeemable at such Holder’s option) except, in the case of any Note to be redeemed in part, the portion thereof not to be so redeemed.
          (f) If the principal amount, and applicable premium, of part, but not all of a Global Note is paid, then upon surrender to the Trustee of such Global Note, the Company shall execute, and the Trustee shall authenticate, deliver and register, a Global Note in an authorized denomination in aggregate principal amount equal to, and having the same terms, Original Issue Date and series as, the unpaid portion of such Global Note.
     Section 2.07 Mutilated, Destroyed, Lost Or Stolen Notes.
          (a) If any temporary or definitive Note shall become mutilated or be destroyed, lost or stolen, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, a new Note of like form and principal amount and having the same terms and Original Issue Date and bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, the Trustee and any paying agent or Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft of a Note, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
          (b) The Trustee shall authenticate any such substituted Note and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. If any Note which has matured, is about to mature, has been redeemed or called for redemption shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Company, the Trustee and any paying agent or Authenticating Agent such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Note and of the ownership thereof.
     (c) Every substituted Note issued pursuant to this Section 2.07 by virtue of the fact that any Note is mutilated, destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not such destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes and shall preclude to the full extent permitted by applicable law any and all other rights or remedies with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     Section 2.08 Temporary Notes. Pending the preparation of definitive Notes of any series, the Company may execute and the Trustee shall authenticate and deliver temporary Notes (printed, lithographed or otherwise reproduced). Temporary Notes shall be issuable in any authorized denomination and substantially in the form of the definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Notes. Without unreasonable delay the Company shall execute and shall deliver to the Trustee definitive Notes of such series and thereupon any or all temporary Notes of such series shall be surrendered in exchange therefor at the Corporate Trust Office of the Trustee, and the Trustee shall authenticate, deliver and register in exchange for such temporary Notes an equal aggregate principal amount of definitive Notes of such series. Such exchange shall be made by the Company at its own expense and without any charge therefor to the Noteholders. Until so exchanged, the temporary Notes of such series shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of such series authenticated and delivered hereunder.
     Section 2.09 Cancellation Of Notes Paid, Etc. All Notes surrendered for the purpose of payment, redemption, exchange or registration of transfer shall be surrendered to the Trustee for cancellation and promptly cancelled by it and no Notes shall be issued in lieu thereof except as expressly permitted by this Indenture. The Company shall surrender to the Trustee any Notes so acquired by it and such Notes shall be cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes so cancelled.
     Section 2.10 Interest Rights Preserved. Each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note, and each such Note shall be so dated that neither gain nor loss of interest shall result from such transfer, exchange or substitution.
     Section 2.11 Special Record Date. If and to the extent that the Company fails to make timely payment or provision for timely payment of interest on any series of Notes (other than on an Interest Payment Date that falls on the Maturity of such Note, unless, as provided for in a Company Order pursuant to Section 2.05 hereof, interest payable on such Interest Payment Date is payable to Persons who were Holders as of the applicable Regular Record Date), that interest shall cease to be payable to the Persons who were the Noteholders of such series at the applicable Regular Record Date. In that event, when moneys become available for payment of the interest, the Trustee shall (a) establish a date of payment of such interest and a Special Record Date for the payment of that interest, which Special Record Date shall be not more than 15 or fewer than 10 days prior to the date of the proposed payment and (b) mail notice of the date of payment and of the Special Record Date not fewer than 10 days preceding the Special Record Date to each Noteholder of such series at the close of business on the 15th day preceding the mailing at the address of such Noteholder, as it appeared on the register for the Notes. On the day so established by the Trustee, the interest shall be payable to the Holders of the applicable Notes at the close of business on the Special Record Date.

     Section 2.12 Payment Of Notes. Payment of the principal of and interest and premium on all Notes shall be payable as follows:
          (a) On or before 11:00 a.m., New York City time, or such other time as shall be agreed upon between the Trustee and the Company, of the day on which payment of principal, interest and premium is due on any Global Note pursuant to the terms thereof, the Company shall deliver to the Trustee funds available on such date sufficient to make such payment, by wire transfer of immediately available funds or by instructing the Trustee to withdraw sufficient funds from an account maintained by the Company with the Trustee or such other method as is acceptable to the Trustee. On or before 12:00 noon, New York City time, or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which any payment of interest is due on any Global Note (other than at Maturity), the Trustee shall pay to the Depositary such interest in same day funds. On or before 1:00 p.m., New York City time or such other time as shall be agreed upon between the Trustee and the Depositary, of the day on which principal, interest payable at Maturity and premium, if any, is due on any Global Note, the Trustee shall deposit with the Depositary the amount equal to the principal, interest payable at Maturity and premium, if any, by wire transfer into the account specified by the Depositary. As a condition to the payment, at Maturity, of any part of the principal of, interest on, and applicable premium of any Global Note, the Depositary shall surrender, or cause to be surrendered, such Global Note to the Trustee, whereupon a new Global Note shall be issued to the Depositary pursuant to Section 2.06(f) hereof.
          (b) With respect to any Note that is not a Global Note, principal, applicable premium and interest due at the Maturity of the Note shall be payable in immediately available funds when due upon presentation and surrender of such Note at the Corporate Trust Office of the Trustee or at the authorized office of any paying agent in the Borough of Manhattan, The City and State of New York. Interest on any Note that is not a Global Note (other than interest payable at Maturity, unless, as provided for in a Company Order pursuant to Section 2.05 hereof, interest payable on an Interest Payment Date that falls on such date of Maturity is payable to Persons who were Holders as of the applicable Regular Record Date), shall be paid by check payable in clearinghouse funds mailed to the Holder thereof at such Holder’s address as it appears on the register; provided that if the Trustee receives a written request from any Holder of Notes, the aggregate principal amount of which having the same Interest Payment Date equals or exceeds $10,000,000, on or before the applicable Regular Record Date for such Interest Payment Date, interest on such Note shall be paid by wire transfer of immediately available funds to a bank within the continental United States designated by such Holder in its request or by direct deposit into the account of such Holder designated by such Holder in its request if such account is maintained with the Trustee or any paying agent.
     Section 2.13 Notes Issuable In The Form Of A Global Note.
          (a) If the Company shall establish pursuant to Section 2.05 hereof that the Notes of a particular series are to be issued in the form of one or more Global Notes, then the Company shall execute and the Trustee shall, in accordance with Section 2.05 hereof and the Company Order delivered to the Trustee thereunder, authenticate and deliver such Global Note or Notes, which, unless otherwise specified in such Company Order, (i) shall represent, shall be denominated in an amount equal to the aggregate principal amount of, and shall have the same terms as, the outstanding Notes of such series to be represented by such Global Note or Notes, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and (iv) shall bear a legend substantially to the following effect: “This Note is a Global Note registered in the name of the Depositary (referred to herein) or a nominee thereof and, unless and until it is exchanged in whole for the individual Notes represented hereby as provided in the Indenture referred to below, this Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this Global Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, Cede & Co., has an interest herein” or such other legend as may be required by the rules and regulations of the Depositary.
          (b) (i) If at any time the Depositary for a Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time the Depositary for the Global Note shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Note. If a successor Depositary for such Global Note is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility or lack of good standing, the Company’s election pursuant to Section 2.05(c)(vi) hereof shall no longer be effective with respect to the series of Notes evidenced by such Global Note and the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of such series in exchange for such Global Note, shall authenticate and deliver, individual Notes of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Note in exchange for such Global Note. The Trustee shall not be charged with knowledge or notice of the ineligibility or lack of good standing of a Depositary unless a Responsible Officer shall have actual knowledge thereof.
               (ii) (A) Subject to the procedures of the Depositary, the Company may at any time and in its sole discretion determine that all outstanding (but not less than all) Notes of a series issued or issuable in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes in exchange for such Global Note, shall authenticate and deliver individual Notes of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Note or Notes in exchange for such Global Note or Notes.
                    (B) Within seven Business Days after the occurrence of an Event of Default with respect to any series of Global Notes, the Company shall execute, and the Trustee shall authenticate and deliver, Notes of such series in definitive registered form in any authorized denominations and in aggregate principal amount equal to the principal amount of such Global Notes in exchange for such Global Notes.
               (iii) In any exchange provided for in any of the preceding clauses (i) or (ii), the Company will execute and the Trustee will authenticate and deliver individual Notes in definitive registered form in authorized denominations. Upon the exchange of a Global Note for individual Notes, such Global Note shall be cancelled by the Trustee. Notes issued in exchange for a Global Note pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Depositary for delivery to the persons in whose names such Notes are so registered, or if the Depositary shall refuse or be unable to deliver such Notes, the Trustee shall deliver such Notes to the persons in whose names such Notes are registered, unless otherwise agreed upon between the Trustee and the Company, in which event the Company shall cause the Notes to be delivered to the Persons in whose names such Notes are registered.
          (c) Neither the Company, the Trustee, any Authenticating Agent nor any paying agent shall have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.
          (d) Pursuant to the provisions of this subsection, at the option of the Trustee (subject to Section 2.04(a) hereof) and upon 30 days’ written notice to the Depositary but not prior to the first Interest Payment Date of the respective Global Notes, the Depositary shall be required to surrender any two or more Global Notes which have identical terms, including, without limitation, identical maturities, interest rates and redemption provisions (but which may have differing Original Issue Dates) to the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver to, or at the direction of, the Depositary a Global Note in principal amount equal to the aggregate principal amount of, and with all terms identical to, the Global Notes surrendered thereto and that shall indicate each applicable Original Issue Date and the principal amount applicable to each such Original Issue Date. The exchange contemplated in this subsection shall be consummated at least 30 days prior to any Interest Payment Date applicable to any of the Global Notes surrendered to the Trustee. Upon any exchange of any Global Note with two or more Original Issue Dates, whether pursuant to this Section or pursuant to Section 2.06 or Section 3.03 hereof, the aggregate principal amount of the Notes with a particular Original Issue Date shall be the same before and after such exchange, after giving effect to any retirement of Notes and the Original Issue Dates applicable to such Notes occurring in connection with such exchange.
     Section 2.14 CUSIP And ISIN Numbers. The Company in issuing Notes may use “CUSIP” or “ISIN” numbers (if then generally in use) and, if so used, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to holders of Notes; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

     Section 2.15 Extension of Interest Payment Periods. The Company shall have the right at any time, so long as the Company is not in default in the payment of interest on the Notes of any series hereunder, to extend or defer interest payments and extend interest payment periods on all Notes of one or more series, if so specified as contemplated by Section 2.05 with respect to such Notes and upon such terms as may be specified as contemplated by Section 2.05 with respect to such Notes.
ARTICLE III
REDEMPTION OF NOTES
     Section 3.01 Applicability of Article. Those Notes of any series that are, by their terms, redeemable prior to their Stated Maturity at the option of the Company, may be redeemed by the Company at such times, in such amounts and at such prices as may be specified therein and in accordance with the provisions of this Article III.
     Section 3.02 Notice of Redemption; Selection of Notes.
          (a) The election of the Company to redeem any Notes shall be evidenced by a Board Resolution which shall be given with notice of redemption to the Trustee at least 45 days (or such shorter period acceptable to the Trustee in its sole discretion) prior to the redemption date specified in such notice. In the case of any redemption of Notes (a) prior to the expiration of any restriction on such redemption provided in the terms of such Notes or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Notes, the Company shall furnish the Trustee with an Officers’ Certificate and an Opinion of Counsel evidencing compliance with such restriction or condition.
          (b) Notice of redemption to each Holder of Notes to be redeemed as a whole or in part shall be given by the Trustee, in the manner provided in Section 16.11 hereof, no less than 30 or more than 60 days prior to the date fixed for redemption. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Noteholder receives the notice. In any case, failure duly to give such notice, or any defect in such notice, to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.
          (c) Each such notice shall identify the Notes to be redeemed (including “CUSIP” or “ISIN” numbers) and shall specify the date fixed for redemption, the places of redemption and the redemption price (or the method for calculation thereof) at which such Notes are to be redeemed, and shall state that (subject to subsection (e) of this section) payment of the redemption price of such Notes or portion thereof to be redeemed will be made upon surrender of such Notes at such places of redemption, that interest accrued to the date fixed for redemption will be paid as specified in such notice, and that from and after such date interest thereon shall cease to accrue. If less than all of a series of Notes having the same terms are to be redeemed, the notice shall specify the Notes or portions thereof to be redeemed. If any Note is to be redeemed in part only, the notice which relates to such Note shall state the portion of the principal amount thereof to be redeemed, and shall state that, upon surrender of such Note, a new

Note or Notes having the same terms in aggregate principal amount equal to the unredeemed portion thereof will be issued.
          (d) Unless otherwise provided by a Company Order under Section 2.05 hereof, if less than all of a series of Notes is to be redeemed, the Trustee shall select in such manner as it shall deem appropriate and fair in its discretion the particular Notes to be redeemed in whole or in part and shall thereafter promptly notify the Company in writing of the Notes so to be redeemed. If less than all of a series of Notes represented by a Global Note is to be redeemed, the particular Notes or portions thereof of such series to be redeemed shall be selected by the Depositary for such series of Notes in such manner as the Depositary shall determine. Notes shall be redeemed only in denominations of $1,000, or such other denominations authorized by a Company Order pursuant to Section 2.05 hereof, provided that any remaining principal amount of a Note redeemed in part shall be a denomination authorized under this Indenture.
          (e) If at the time of the mailing of any notice of redemption at the option of the Company, the Company shall not have irrevocably directed the Trustee to apply funds then on deposit with the Trustee or held by it and available to be used for the redemption of Notes to redeem all the Notes called for redemption, such notice, at the election of the Company, may state that it is conditional and subject to the receipt of the redemption moneys by the Trustee on or before the date fixed for redemption and that such notice shall be of no force and effect unless such moneys are so received on or before such date.
     Section 3.03 Payment of Notes On Redemption; Deposit of Redemption Price.
          (a) If notice of redemption for any Notes shall have been given as provided in Section 3.02 hereof and such notice shall not contain the language permitted at the Company’s option under Section 3.02(e) hereof, such Notes or portions of Notes called for redemption shall become due and payable on the date and at the places stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption of such Notes. Interest on the Notes or portions thereof so called for redemption shall cease to accrue and such Notes or portions thereof shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the redemption price together with interest accrued thereon to the date fixed for redemption. Upon presentation and surrender of such Notes at the place of payment specified in such notice, such Notes or the specified portions thereof shall be paid and redeemed at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption.
          (b) If notice of redemption shall have been given as provided in Section 3.02 hereof and such notice shall contain the language permitted at the Company’s option under Section 3.02(e) hereof, such Notes or portions of Notes called for redemption shall become due and payable on the date and at the places stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption of such Notes, and interest on the Notes or portions thereof so called for redemption shall cease to accrue and such Notes or portions thereof shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the redemption price together with interest accrued thereon to the date fixed for redemption; provided that, in each case, the Company shall have deposited with the Trustee or a paying agent on or prior to 11:00 a.m. New York City time on such redemption date an amount sufficient to pay the redemption price together with interest accrued to the date fixed for redemption. Upon the Company making such deposit and, upon presentation and surrender of such Notes at such a place of payment in such notice specified, such Notes or the specified portions thereof shall be paid and redeemed at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption. If the Company shall not make such deposit on or prior to the redemption date, the notice of redemption shall be of no force and effect and the principal on such Notes or specified portions thereof shall continue to bear interest as if the notice of redemption had not been given.
          (c) No notice of redemption of Notes shall be mailed during the continuance of any Event of Default, except (1) that, when notice of redemption of any Notes has been mailed, the Company shall redeem such Notes but only if funds sufficient for that purpose have prior to the occurrence of such Event of Default been deposited with the Trustee or a paying agent for such purpose, and (2) that notices of redemption of all outstanding Notes may be given during the continuance of an Event of Default.
          (d) Upon surrender of any Note redeemed in part only, the Company shall execute, and the Trustee shall authenticate, deliver and register, a new Note or Notes of authorized denominations in aggregate principal amount equal to, and having the same terms, Original Issue Date or Dates and series as, the unredeemed portion of the Note so surrendered.
ARTICLE IV
SINKING FUNDS
     Section 4.01 Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of the Notes of any series, except as otherwise specified as contemplated by Section 2.05(c) hereof for Notes of such series.
          The minimum amount of any sinking fund payment provided for by the terms of Notes of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Notes of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Notes of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 4.02 hereof. Each sinking fund payment shall be applied to the redemption of Notes of the series in respect of which it was made as provided for by the terms of such Notes.
     Section 4.02 Satisfaction of Sinking Fund Payments With Notes. The Company (a) may deliver Outstanding Notes (other than any previously called for redemption) of a series in respect of which a mandatory sinking fund payment is to be made and (b) may apply as a credit Notes of such series which have been redeemed either at the election of the Company pursuant to the terms of such Notes or through the application of permitted optional sinking fund payments pursuant to the terms of such Notes, in each case in satisfaction of all or any part of such mandatory sinking fund payment; provided, however, that no Notes shall be applied in satisfaction of a mandatory sinking fund payment if such Notes shall have been previously so applied. Notes so applied shall be received and credited for such purpose by the Trustee at the redemption price specified in such Notes for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.
     Section 4.03 Redemption of Notes For Sinking Fund. Not less than 45 days prior to each sinking fund payment date for the Notes of any series, the Company shall deliver to the Trustee an Officers’ Certificate specifying:
          (a) the amount of the next succeeding mandatory sinking fund payment for such series;
          (b) the amount, if any, of the optional sinking fund payment to be made together with such mandatory sinking fund payment;
          (c) the aggregate sinking fund payment;
          (d) the portion, if any, of such aggregate sinking fund payment which is to be satisfied by the payment of cash; and
          (e) the portion, if any, of such aggregate sinking fund payment which is to be satisfied by delivering and crediting Notes of such series pursuant to Section 4.02 hereof and stating the basis for such credit and that such Notes have not previously been so credited.
          The Company shall also deliver to the Trustee any Notes to be so delivered. If the Company shall not deliver such Officers’ Certificate, the next succeeding sinking fund payment for such series shall be made entirely in cash in the amount of the mandatory sinking fund payment. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Notes to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02(d) hereof and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.02 hereof. Such notice having been duly given, the redemption of such Notes shall be made upon the terms and in the manner stated in Section 3.03 hereof (other than clause (b) thereof).
ARTICLE V
SATISFACTION AND DISCHARGE; UNCLAIMED MONEYS
     Section 5.01 Satisfaction And Discharge of Indenture. This Indenture shall upon the request of the Company cease to be of further effect with respect to the Notes of any series (except as to any surviving rights of registration of transfer or exchange of Notes of such series herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:
          (a) either:
     (i) all Notes of such series previously authenticated and delivered (other than (A) Notes of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (B) Notes of such series for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, as provided in Section 5.05) have been delivered to the Trustee for cancellation; or
     (ii) all the Notes of such series not previously delivered to the Trustee for cancellation
     (x) have become due and payable, or
     (y) will become due and payable at their Stated Maturity within one year of the date of deposit, or
     (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (x), (y) or (z) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or date fixed for redemption, as the case may be;
          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Notes of such series; and
          (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes of such series have been complied with.
          Notwithstanding the satisfaction and discharge of this Indenture with respect to the Notes of any or all series, the obligations of the Company to the Trustee under Section 9.06 hereof shall survive, and, if money will have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 5.01, the obligations of the Trustee under Sections 5.02 and 5.05 hereof shall survive such satisfaction and discharge.
     Section 5.02 Application of Trust Funds; Indemnification.
          (a) Subject to the provisions of Section 5.05 hereof, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 5.01, 5.03 or 5.04 hereof and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Sections 5.01, 5.03 or 5.04 hereof, shall be held in trust and applied by it, in accordance with the provisions of the Notes of any particular series and this Indenture, to the payment, either directly or through any paying agent as the Trustee may determine, to the persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with or received by the Trustee.

          (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Sections 5.03 or 5.04 hereof or the interest, premium, if any, and principal received in respect of such obligations other than any payable by or on behalf of Holders.
          (c) The Trustee shall deliver or pay to the Company from time to time upon the request of the Company any U.S. Government Obligations or money held by it as provided in Sections 5.01, 5.03 or 5.04 hereof which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which opinion shall be required only if U.S. Government Obligations shall have been deposited and may be the same opinion delivered at the time of the legal defeasance or covenant defeasance under Section 5.03 or 5.04), are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations held under this Indenture.
          Funds held in trust pursuant to this Section 5.02 shall not be subject to any rights of the holders of Senior Indebtedness, including, without limitation, those arising under Article XV.
     Section 5.03 Legal Defeasance. The Company shall be deemed to have been discharged from its obligations with respect to all of the outstanding Notes of any series on the day after the date of the deposit referred to in subparagraph (i) hereof, and the provisions of this Indenture, as it relates to the outstanding Notes of such series, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, upon the request of the Company, execute proper instruments acknowledging the same), except as to:
          (a) the rights of Holders of the Notes of such series to receive, solely from the trust funds described in subparagraph (i) below, payments of the principal of, premium, if any, or interest on the outstanding Notes of such series on the date such payments are due;
          (b) the Company’s obligations with respect to the Notes of such series under Sections 2.06, 2.07, 2.13, 6.02 and 6.04 hereof; and
          (c) the rights, powers, trust and immunities of the Trustee hereunder and the duties of the Trustee under Section 5.02 hereof and the duty of the Trustee to authenticate Notes of such series issued on registration of transfer of exchange; provided that the following conditions shall have been satisfied:
     (i) the Company shall have deposited, or caused to be deposited, irrevocably (except as provided in Section 5.05) with the Trustee as funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of the Notes of such series, cash in U.S. dollars and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (without reinvestment), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal of, premium, if any, and interest on all the Notes of such series on the dates such payments of principal, premium, if any, or interest are due to maturity or redemption;
     (ii) no Event of Default or event which with the giving of notice or lapse of time or both would become an Event of Default with respect to the Notes of such series shall have occurred and be continuing on the date of such deposit and 91 days shall have passed after the deposit has been made, and, during such 91 day period, no Event of Default with respect to the Notes of such series specified in Section 8.01(a)(4) or (5) hereof with respect to the Company occurs which is continuing at the end of such period;
     (iii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel and Officers’ Certificate shall confirm that, the Holders of the Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;
     (iv) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes of such series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;
     (v) such deposit shall not cause the Trustee to have a conflicting interest within the meaning of the TIA with respect to any securities of the Company or result in the trust arising from such deposit constituting an “investment company” (as defined in the Investment Company Act of 1940, as amended);
     (vi) If such Notes are to be redeemed prior to Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made; and
     (vii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance contemplated by this Section 5.03 have been complied with.

          Subject to compliance with this Article V, the Company may exercise its option under this Section 5.03 notwithstanding the prior exercise of its option under Section 5.04 with respect to the Notes of any series. Following a defeasance, payment of the Notes of such series may not be accelerated because of an Event of Default.
     Section 5.04 Covenant Defeasance. On and after the day after the date of the deposit referred to in subparagraph (a) hereof, the Company may omit to comply with any term, provision or condition set forth under Section 6.05 and Article XII hereof as well as any additional covenants contained in a supplemental indenture hereto (and the failure to comply with any such provisions shall not constitute a default or Event of Default under Section 8.01(a)(3) hereof), with respect to the Notes of any series, provided that the following conditions shall have been satisfied:
          (a) with reference to this Section 5.04, the Company has deposited, or caused to be deposited, irrevocably (except as provided in Section 5.05 hereof) with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes of such series, cash in U.S. dollars and/or U.S. Government Obligations which through the payment of principal and interest in respect thereof, in accordance with their terms, will provide (without reinvestment), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal, premium, if any, and interest on all the Notes of such series on the dates such payments of principal, premium, if any, and interest are due to maturity or redemption;
          (b) no Event of Default or event which with the giving of notice or lapse of time or both would become an Event of Default with respect to the Notes of such series shall have occurred and be continuing on the date of such deposit and 91 days shall have passed after the deposit has been made, and, during such 91 day period, no default with respect to the Notes of such series specified in Section 8.01(a)(4) or (5) hereof with respect to the Company occurs which is continuing at the end of such period;
          (c) the Company shall have delivered to the Trustee an Opinion of Counsel confirming that Holders of the Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
          (d) the Company shall have delivered to the Trustee an Officers’ Certificate stating the deposit was not made by the Company with the intent of preferring the Holders of the Notes of such series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;
          (e) such deposit shall not cause the Trustee to have a conflicting interest within the meaning of the TIA with respect to any securities of the Company or result in the trust arising from such deposit constituting an “investment company” (as defined in the Investment Company Act of 1940, as amended);

          (f) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section 5.04 have been complied with;
          (g) If such Notes are to be redeemed prior to Stated Maturity (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made; and
          (h) following a covenant defeasance, payment of the Notes of any series may not be accelerated because of an Event of Default specified in Sections 8.01(a)(4) and (5) or by reference to Sections 6.05 and 8.01(a)(3) (to the extent relating to the covenants being defeased) and Article XII hereof.
     Section 5.05 Repayment To Company. The Trustee and the paying agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders of the Notes of such series entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and upon such payment, the Trustee and the paying agent shall have no further liability with respect to such money.
ARTICLE VI
PARTICULAR COVENANTS OF THE COMPANY
          Section 6.01 Payment of Principal And Interest. The Company covenants and agrees for the benefit of the Holders of the Notes of any series that it will duly and punctually pay or cause to be paid the principal of and any premium and interest, if any, on, such Notes at the places, at the respective times and in the manner provided in such Notes or in this Indenture.
     Section 6.02 Offices For Payments, Etc. So long as the Notes of any series are outstanding hereunder, the Company will maintain an office or agency where the Notes of such series may be presented for payment, for exchange as in this Indenture provided, for registration of transfer as in this Indenture provided, and where notices and demands to or upon the Company in respect of the securities under this Indenture may be served. The Corporate Trust Office of the Trustee will be such office or agency unless the Company shall maintain some other office or agency for such purposes and shall give the Trustee and the Holders of the Notes written notice of the location thereof. If the Company shall fail to give such notice of the location or of any change in the location of any of the above offices or agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee, and, in such event, the Trustee shall act as the Company’s agent to receive all such presentations, surrenders, notices and demands.
          The Company may from time to time designate one or more additional offices or agencies where the Notes of any series may be presented for payment, for exchange as in this Indenture provided and for registration of transfer as in this Indenture provided, and the

Company may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain any office or agency provided for in this Section. The Company will give to the Trustee prompt written notice of any such designation or rescission thereof and of any change in the location of any such other office or agency.
     Section 6.03 Appointment To Fill a Vacancy In Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 9.11, a Trustee, so that there shall at all times be a Trustee hereunder.
     Section 6.04 Provision As To Paying Agent. The Trustee shall be the paying agent for the Notes and, at the option of the Company, the Company may appoint additional paying agents (including without limitation itself or its Subsidiary unless an Event of Default has occurred and is continuing). Whenever the Company shall appoint a paying agent other than the Trustee with respect to the Notes, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:
     (1) that such paying agent will hold all sums received by it as such agent for the payment of the principal of, premium, if any, or interest, if any, on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the Holders of the Notes, or of the Trustee until such sums shall be paid to such Holders or otherwise disposed of as herein provided;
     (2) that such paying agent will give the Trustee notice of any failure by the Company (or by any other obligor on Notes) to make any payment of the principal of, premium if any, or interest on the Notes when the same shall be due and payable; and
     (3) that such paying agent will at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent.
          The Company will, on or prior to each due date of the principal of and any premium, if any, or interest on the Notes, deposit with the paying agent a sum sufficient to pay such principal and any premium or interest so becoming due, such sum to be held in trust for the benefit of the Holders of the Notes entitled to such principal of and any premium or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.
          If the Company or its Subsidiary shall act as its own paying agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes, a sum sufficient to pay such principal (and premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Holders or otherwise disposed of as herein provided. The Company will promptly notify the Trustee of any failure to take such action.
          The Company may at any time pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained, and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.
          Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 5.05.
     Section 6.05 Corporate Existence. Subject to the rights of the Company under Article XII, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company.
     Section 6.06 Certificates And Notice To Trustee. The Company shall, on or before December 1 of each year, commencing December 1, 2009, deliver to the Trustee a certificate from its principal executive officer, principal financial officer or principal accounting officer covering the preceding calendar year and stating whether or not, to the knowledge of such Person, the Company has complied with all conditions and covenants under this Indenture, and, if not, describing in reasonable detail any failure by the Company to comply with any such conditions or covenants. For purposes of this Section, compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.
     Section 6.07 Statement By Officers As To Default. The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.
ARTICLE VII
NOTEHOLDER LISTS AND REPORTS BY
THE COMPANY AND THE TRUSTEE
     Section 7.01 Company To Furnish Noteholder Lists. The Company and any other obligor on the Notes shall furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Notes:
          (a) semi-annually and not more than 15 days after each Regular Record Date for each Interest Payment Date that is not a Maturity date, as of such Regular Record Date, and such list need not include information received after such date; and
          (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, as of a date not more than 15 days prior to the time such information is furnished, and such list need not include information received after such date; provided that if and so long as the Trustee shall be the registrar for the Notes, such list shall not be required to be furnished.

     Section 7.02 Preservation And Disclosure of Noteholder Lists.
          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of the Notes (i) contained in the most recent lists furnished to it as provided in Section 7.01, (ii) received by it in the capacity of registrar for the Notes, if so acting, and (iii) filed with it within the two preceding years pursuant to Section 7.04(d)(2). The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.
          (b) In case three or more Holders of Notes (hereinafter referred to as “applicants”) apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Notes with respect to their rights under this Indenture or under the Notes and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either
     (i) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section; or
     (ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of such subsection (a) and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.
          If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of Notes, whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of such subsection (a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (c) Each and every Holder of a Note, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under such subsection (b).
     Section 7.03 Reports By The Company. The Company shall:
          (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
          (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations. Filing of such information, documents and reports with the Trustee (pursuant to clauses (a) and (b)) is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates); and
          (c) transmit by mail to all Holders of Notes, within 30 days after the filing thereof with the Trustee in the manner and to the extent provided in Section 7.04(d), such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.
          For purposes of this Section 7.03, the Company’s responsibility to file information with the Trustee which is also filed with the Commission, shall be deemed to be satisfied by the posting of the Company’s filings with the Commission on the Commission’s website (www.sec.gov/edgar).
     Section 7.04 Reports By The Trustee.

          (a) Annually, not later than July 15 of each year, the Trustee shall transmit by mail a brief report dated as of the preceding May 15, commencing May 15, 2010, that complies with Section 313(a) of the TIA (to the extent required by such Section).
          (b) The Trustee shall from time to time transmit by mail brief reports that comply, both in content and date of delivery, with Section 313(b) of the TIA (to the extent required by such Section).
          (c) A copy of each such report filed pursuant to this section shall, at the time of such transmission to such Holders, be filed by the Trustee with each stock exchange upon which any Notes are listed and also with the Commission. The Company will notify the Trustee promptly in writing upon the listing of such Notes on any stock exchange or any delisting thereof.
          (d) Except as otherwise described in Section 7.03, reports pursuant to this Section shall be transmitted:
     (1) by mail to all Holders of Notes, as their names and addresses appear in the register for the Notes;
     (2) by mail to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for such purpose;
     (3) by mail, except in the case of reports pursuant to Section 7.04(b) hereof, to all Holders of Notes whose names and addresses have been furnished to or received by the Trustee pursuant to Section 7.01 and 7.02(a)(ii) hereof; and
     (4) at the time such report is transmitted to the Holders of the Notes, to each exchange on which Notes are listed and also with the Commission.
ARTICLE VIII
REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
ON EVENTS OF DEFAULT
     Section 8.01 Events of Default.
          (a) If one or more of the following Events of Default with respect to the Notes of any series shall have occurred and be continuing:
     (1) default in the payment of any installment of interest upon any Note of such series as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days, provided, however, that a valid extension of the interest payment period or deferral or extension of interest payment by the Company as contemplated in Section 2.15 shall not constitute a failure to pay interest for this purpose;

     (2) default in the payment of the principal of or premium, if any, on any Note of such series as and when the same shall become due and payable, and continuance of such default for a period of one (1) day;
     (3) failure on the part of the Company duly to observe or perform any other covenants or agreements on the part of the Company contained in this Indenture (other than a covenant or agreement that has been expressly included in this Indenture solely for the benefit of one or more series of Notes other than such series) for a period of sixty (60) days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, shall have been given to the Company by the Trustee by registered mail, or to the Company and the Trustee by the Holders of not less than 33% in aggregate principal amount of the Notes of such series at the time outstanding;
     (4) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable law, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;
     (5) the Company shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or any other case or proceeding to be adjudicated a bankrupt or insolvent, or consent to the entry of a decree or order for relief in an involuntary case under any such law, or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable law, or consent to the filing of such petition or to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of the property of the Company, or make any general assignment for the benefit of creditors, or the notice by it in writing of its inability to pay its debts generally as they become due, or the taking of any corporate action by the Company in furtherance of any such action; or
     (6) any other Event of Default specified with respect to Notes of any series pursuant to Section 2.05 hereof;
then, unless the principal of and interest on all of the Notes shall have already become due and payable, either the Trustee or the Holders of a majority in aggregate principal amount of the

Notes of such series then outstanding, by notice in writing to the Company (and to the Trustee if given by such Holders), may declare the principal of and interest on all the Notes of such series to be due and payable immediately and upon any such declaration the same shall become immediately due and payable, anything in this Indenture or in the Notes of such series contained to the contrary notwithstanding; provided, however, that if an Event of Default shall have occurred and be continuing with respect to more than one series of Notes, the Trustee or the Holders of a majority in aggregate principal amount of the Outstanding Notes of all such series, considered as one class, may make such declaration of acceleration, and not the Holders of the Notes of any one of such series.
          The foregoing paragraph, however, is subject to the condition that if, at any time after the principal of and interest on the Notes of any series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all of the Notes of such series and the principal of and any premium on any and all Notes of such series which shall have become due otherwise than by acceleration (with interest on overdue installments of interest, to the extent that payment of such interest is enforceable under applicable law, and on such principal and applicable premium at the rate borne by the Notes of such series to the date of such payment or deposit) and all sums paid or advanced by the Trustee hereunder, the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.06 hereof, and any and all Events of Default, other than the non-payment of principal of and accrued interest on any Notes which shall have become due solely by acceleration of maturity, shall have been cured or waived, then and in every such case such payment or deposit shall cause an automatic waiver of the Event of Default and its consequences and shall cause an automatic rescission and annulment of the acceleration of the Notes of such series; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.
          (b) If the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceeding had been taken.
     Section 8.02 Collection of Indebtedness By Trustee; Trustee May Prove Debt.
          (a) The Company covenants that if an Event of Default described in clause (a)(1) or (a)(2) of Section 8.01 hereof shall have occurred and be continuing, then, upon demand of the Trustee, the Company shall pay to the Trustee, for the benefit of the Holders of the Notes of the series with respect to which Event of Default shall have occurred and is continuing, the whole amount that then shall have so become due and payable on all such Notes for principal or interest, as the case may be, with interest upon the overdue principal and any premium and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by such Notes; and, in addition thereto, such further amounts as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith. Until such demand is made by the Trustee, the Company may pay the principal of and interest on such Notes to the Holders, whether or not such Notes be overdue.
          (b) In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may enforce any such judgment or final decree against the Company or any other obligor on such Notes and collect in the manner provided by law out of the property of the Company or any other obligor on such Notes wherever situated, the moneys adjudged or decreed to be payable.
          (c) In case there shall be pending proceedings relative to the Company or any other obligor upon the Notes under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Company or such other obligor, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:
     (1) to file and prove a claim or claims for the whole amount of the principal and interest owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in any judicial proceedings relative to the Company or such other obligor, or to the creditors or property of the Company or such other obligor; and
     (2) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver, liquidator, custodian or other similar official is hereby authorized by each of the Noteholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of the payments directly to the Noteholders, to pay to Trustee such amounts due pursuant to Section 9.06 hereof.
          (d) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except to vote for the election of a trustee in bankruptcy or similar person.

          (e) All rights of action and of asserting claims under this Indenture, or under any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof at any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee and its agents, attorneys and counsel, shall be for the ratable benefit of the Holders of the Notes in respect of which such action was taken.
          (f) In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes in respect to which action was taken, and it shall not be necessary to make any Holders of such Notes parties to any such proceedings.
     Section 8.03 Application of Proceeds. Any moneys collected by the Trustee with respect to a series of Notes pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Notes of such series, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid.
          FIRST: To the payment of all amounts due to the Trustee pursuant to Section 9.06 hereof;
          SECOND: Subject to Article XVI, in case the principal of the Outstanding Notes of such series in respect of which such moneys have been collected shall not have become due and be unpaid, to the payment of interest on such Notes, in the order of the maturity of the installments of such interest, with interest (to the extent allowed by law) upon the overdue installments of interest at the rate borne by such Notes, such payments to be made ratably to the Persons entitled thereto, and then to the payment to the Holders entitled thereto of the unpaid principal of and applicable premium on any of such Notes which shall have become due (other than Notes previously called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture), whether at Stated Maturity or by redemption, in the order of their due dates, beginning with the earliest due date, and if the amount available is not sufficient to pay in full all such Notes due on any particular date, then to the payment thereof ratably, according to the amounts of principal and applicable premium due on that date, to the Holders entitled thereto, without any discrimination or privilege;
          THIRD: In case the principal of the Outstanding Notes of such series in respect of which such moneys have been collected shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon such Notes for principal and any premium and interest thereon, with interest on the overdue principal and any premium and (to the extent allowed by law) upon overdue installments of interest at the rate borne by such Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon such Notes, then to the payment of such principal and any premium and interest without preference or priority of principal and any premium over interest, or of interest over principal and any premium or of any installment of interest over any other installment of interest, or of any

Note over any other Note, ratably to the aggregate of such principal and any premium and accrued and unpaid interest; and
          FOURTH: To the payment of the remainder, if any, to the Company or its successors or assigns, or as a court of competent jurisdiction may determine.
     Section 8.04 Limitations On Suits By Noteholders.
          (a) No Holder of any Note of any series shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default with respect to such Note and of the continuance thereof, as hereinabove provided, and unless also Noteholders of a majority in aggregate principal amount of the Notes of all series then outstanding in respect of which an Event of Default has occurred and is continuing, considered as one class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note of any series with every other taker and Holder and the Trustee, that no one or more Holders of Notes of such series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes of such series, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes of such series. For the protection and enforcement of the provisions of this Section, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
          (b) Notwithstanding any other provision in this Indenture, however, the rights of any Holder of any Note to receive payment of the principal of and any premium and interest on such Note, on or after the respective due dates expressed in such Note or on the applicable redemption date, or to institute suit for the enforcement of any such payment on or after such respective dates are absolute and unconditional, and shall not be impaired or affected without the consent of such Holder.
     Section 8.05 Suits For Enforcement. In case an Event of Default has occurred, has not been cured or waived and is continuing hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted to it under this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     Section 8.06 Powers And Remedies Cumulative; Delay Or Omission Not Waiver Of Default. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          No delay or omission of the Trustee or of any Holder of Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 8.04, every right and power given by this Indenture or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of Notes, as the case may be.

Section 8.07	Direction Of Proceedings And Waiver Of Defaults By Majority Of Noteholders.
          (a) The Holders of a majority in aggregate principal amount of the Notes of any series at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that if an Event of Default shall have occurred and be continuing with respect to more than one series of Notes, the Holders of a majority in aggregate principal amount of the Outstanding Notes of all such series, considered as one class, shall have the right to make such direction, and not the Holders of the Notes of any one of such series; provided, further, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture; and provided further that (subject to Section 9.01 hereof) the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that the action or proceeding so directed would involve the Trustee in personal liability. Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Noteholders.
          (b) The Holders of a majority in aggregate principal amount of the Notes of any series at the time outstanding may on behalf of all of the Holders of the Notes of such series waive any past default or Event of Default hereunder and its consequences except a default in the payment of principal of or any premium or interest on the Notes of such series or in respect of a covenant or provision hereof which under Article XIII cannot be modified or amended without the consent of the Holder of each Outstanding Note of such series affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes of such series shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Upon such waiver, such default shall cease to exist and be deemed to have been cured and not to be continuing, and any Event of Default arising therefrom shall be deemed to have been cured and not to be continuing, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
     Section 8.08 Notice Of Default. The Trustee shall, within 90 days after the occurrence of a default with respect to the Notes of any series, give to all Holders of the Notes of such series, in the manner provided in Section 16.11, notice of such default actually known to the Trustee, unless such default shall have been cured or waived before the giving of such notice, the term “default” for the purpose of this Section 8.08 being hereby defined to be any event which is or after notice or lapse of time or both would become an Event of Default; provided that, except in the case of default in the payment of the principal of or any premium or interest on any of the Notes of such series, or in the payment of any sinking or purchase fund installments, the Trustee shall be protected in withholding such notice if and so long as its board of directors or trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers in good faith determines that the withholding of such notice is in the interests of the Holders of the Notes of such series.
     Section 8.09 Undertaking To Pay Costs. All parties to this Indenture agree, and each Holder of any Note by acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but this Section 8.09 shall not apply to any suit instituted by the Trustee, or to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes of all series in respect of which such suit may be brought, considered as one class, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or any premium or interest on any Note on or after the due date expressed in such Note or the applicable redemption date.
     Section 8.10 Restoration Of Rights On Abandonment Of Proceedings. In case the Trustee or any Holder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then, and in every such case, the Company, the Trustee and the Holders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.
     Section 8.11 Waiver Of Usury, Stay Or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE IX
CONCERNING THE TRUSTEE
     Section 9.01 Duties And Responsibilities Of Trustee.
          (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
          (b) No provisions of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (1) prior to the occurrence of any Event of Default and after the curing or waiving of all Events of Default which may have occurred:
     (A) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (B) in the absence of bad faith or actual knowledge on the part of a Responsible Officer of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction, pursuant to this Indenture, of the Holders of a majority in aggregate principal amount of the Notes of any one or more series, as provided herein, including, but not limited to, Section 8.07 hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Notes of such series.
     (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.
          (c) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
     Section 9.02 Reliance On Documents, Opinions, Etc. Except as otherwise provided in Section 9.01 hereof:
          (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
          (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof is herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by a Board Resolution;
          (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
          (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders, pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by such exercise;
          (e) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

          (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, note or other paper or document, unless requested in writing to do so by the Holders of a majority in aggregate principal amount of the then outstanding Notes of any series; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by this Indenture, the Trustee may require reasonable indemnity satisfactory to it against such expense or liability as a condition to so proceeding;
          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents or attorneys; provided that the Trustee shall not be liable for the conduct or acts of any such agent or attorney that shall have been appointed in accordance herewith with due care.
          (h) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
          (i) the Trustee shall not be deemed to have notice of any default hereunder or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;
          (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
          (k) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and
          (l) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
     Section 9.03 No Responsibility For Recitals, Etc. The recitals contained herein and in the Notes (except in the certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The

Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with this Indenture.
     Section 9.04 Trustee, Authenticating Agent, Paying Agent Or Registrar May Own Notes. The Trustee and any Authenticating Agent or paying agent in its individual or other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Authenticating Agent or paying agent.
     Section 9.05 Moneys To Be Held In Trust. Subject to Section 5.05 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee may allow and credit to the Company interest on any money received hereunder at such rate, if any, as may be agreed upon by the Company and the Trustee from time to time as may be permitted by law.
     Section 9.06 Compensation And Expenses Of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as the Company and the Trustee shall from time to time agree in writing (which shall not be limited by any law in regard to the compensation of a trustee of an express trust), and the Company shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and agents, including any Authenticating Agents, and of all persons not regularly in its employ) except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct. The Company also covenants to indemnify each of the Trustee or any predecessor and their agents, officers and employees for, and to hold them harmless against, any loss, liability, claim, damage or expense incurred without negligence or willful misconduct on their part and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability. The obligations of the Company under this Section 9.06 shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of any particular Notes. The provisions of this Section 9.06 shall survive termination of this Indenture and resignation or removal of the Trustee.
     Section 9.07 Officers’ Certificate As Evidence. Whenever in the administration of this Indenture, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to the taking, suffering or omitting of any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under this Indenture in reliance thereon.

     Section 9.08 Conflicting Interest Of Trustee. The Trustee shall be subject to and shall comply with the provisions of Section 310(b) of the TIA. Nothing in this Indenture shall be deemed to prohibit the Trustee or the Company from making any application permitted pursuant to such section.
     Section 9.09 Existence And Eligibility Of Trustee. There shall at all times be a Trustee hereunder which Trustee shall at all times be a corporation organized and doing business under the laws of the United States or any State thereof or of the District of Columbia having a combined capital and surplus of at least $50,000,000 and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authorities. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid authority, then for the purposes of this Section 9.09, the combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. No obligor upon the Notes or Person directly or indirectly controlling, controlled by, or under common control with such obligor shall serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with this Section 9.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.10 hereof.
     Section 9.10 Resignation Or Removal Of Trustee.
          (a) Pursuant to the provisions of this Article, the Trustee may at any time resign as Trustee with respect to the Notes of any series by giving written notice to the Company specifying the day upon which such resignation shall take effect, and such resignation shall take effect immediately upon the later of the appointment of a successor trustee and such specified day.
          (b) Any Trustee may be removed at any time with respect to the Notes of any series by an instrument or concurrent instruments in writing filed with such Trustee and signed and acknowledged by the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series or by their attorneys in fact duly authorized.
          (c) So long as no Event of Default has occurred and is continuing, and no event has occurred and is continuing that, with the giving of notice or the lapse of time or both, would become an Event of Default, the Company may remove the Trustee as Trustee with respect to the Notes of any series upon written notice to the Holder of each Note Outstanding of such series and the Trustee and appoint a successor Trustee with respect to the Notes of such series meeting the requirements of Section 9.09. The Company or the successor Trustee shall give notice to the Holders of the Notes of such series, in the manner provided in Section 16.11, of such removal and appointment within 30 days of such removal and appointment.
          (d) If at any time (i) the Trustee shall cease to be eligible in accordance with Section 9.09 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, (ii) the Trustee shall fail to comply with Section 9.08 hereof after written request therefor by the Company or any such Holder, or (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Trustee may be removed forthwith by an instrument or concurrent instruments in writing filed with the Trustee and either:
     (1) signed by the Chairman, the President or any Vice President of the Company and attested by the Secretary or an Assistant Secretary of the Company; or
     (2) signed and acknowledged by the Holders of a majority in principal amount of outstanding Notes or by their attorneys in fact duly authorized.
          (e) Any resignation or removal of the Trustee shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.11 hereof.
     Section 9.11 Appointment Of Successor Trustee.
          (a) If at any time the Trustee shall resign or be removed or if a vacancy shall arise in the office of Trustee for any cause with respect to the Notes of any series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee with respect to Notes of that or those series.
          (b) [Reserved]
          (c) If no appointment of a successor Trustee of a series of Notes shall be made pursuant to Section 9.11(a) hereof within 60 days after appointment shall be required, any Noteholder of such series or the resigning Trustee may apply at the expense of the Company to any court of competent jurisdiction to appoint a successor Trustee for such series. Said court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.
          (d) Any Trustee appointed under this Section 9.11 as a successor Trustee shall be a bank or trust company eligible under Section 9.09 hereof and qualified under Section 9.08 hereof.
     Section 9.12 Acceptance By Successor Trustee.
          (a) (i) In the case of the appointment hereunder of a successor trustee with respect to all Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
               (ii) In case of the appointment hereunder of a successor Trustee with respect to the Notes of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Notes of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (A) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, (B) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (C) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee related; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor Trustee relates.
               (iii) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (i) or (ii) of this Subsection, as the case may be.
          (b) No successor Trustee shall accept appointment as provided in this Section 9.12 unless at the time of such acceptance such successor Trustee shall be qualified under Section 9.08 hereof and eligible under Section 9.09 hereof.
          (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 9.12, the successor Trustee shall mail notice of its succession hereunder to all Holders of Notes as the names and addresses of such Holders appear on the registry books.
     Section 9.13 Succession By Merger, Etc.
          (a) Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided such corporation shall be otherwise qualified and eligible under this Article.

          (b) If at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificates of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 9.14 Limitations On Rights Of Trustee As A Creditor. The Trustee shall be subject to, and shall comply with, the provisions of Section 311 of the TIA.
     Section 9.15 Authenticating Agent.
          (a) There may be one or more Authenticating Agents appointed by the Trustee with the written consent of the Company, with power to act on its behalf and subject to the direction of the Trustee in the authentication and delivery of Notes in connection with transfers and exchanges under Sections 2.06, 2.07, 2.08, 2.13, 3.03, and 13.04 hereof, as fully to all intents and purposes as though such Authenticating Agents had been expressly authorized by those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by any Authenticating Agent pursuant to this Section 9.15 shall be deemed to be the authentication and delivery of such Notes “by the Trustee.” Any such Authenticating Agent shall be a bank or trust company or other Person of the character and qualifications set forth in Section 9.09 hereof.
          (b) Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 9.15, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.
          (c) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 9.15, the Trustee may, with the written consent of the Company, appoint a successor Authenticating Agent, and upon so doing shall give written notice of such appointment to the Company and shall mail, in the manner provided in Section 16.11, notice of such appointment to the Holders of Notes.

          (d) The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services.
          (e) Sections 9.02, 9.03, 9.06, 9.07 and 9.09 hereof shall be applicable to any Authenticating Agent.
ARTICLE X
CONCERNING THE NOTEHOLDERS
     Section 10.01 Action By Noteholders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes of any series may take any action, the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Noteholders in person or by agent or proxy appointed in writing, (b) by the record of such Noteholders voting in favor thereof at any meeting of Noteholders duly called and held in accordance with Article XI hereof, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders.
     Section 10.02 Proof Of Execution By Noteholders.
          (a) Subject to Sections 9.01, 9.02 and 11.05 hereof, proof of the execution of any instruments by a Noteholder or the agent or proxy for such Noteholder shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Notes shall be proved by the register for the Notes maintained by the Trustee.
          (b) The record of any Noteholders’ meeting shall be proven in the manner provided in Section 11.06 hereof.
     Section 10.03 Persons Deemed Absolute Owners. Subject to Sections 2.04(f) and 10.01 hereof, the Company, the Trustee, and any agent of the foregoing shall deem the person in whose name any Note shall be registered upon the register for the Notes to be, and shall treat such person as, the absolute owner of such Note (whether or not such Note shall be overdue) for the purpose of receiving payment of or on account of the principal and premium, if any, and interest on such Note, and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary. All such payments shall be valid and effectual to satisfy and discharge the liability upon any such Note to the extent of the sum or sums so paid.
          Section 10.04 Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Notes of any series have concurred in any direction, consent or waiver under this Indenture, Notes that are owned by the Company or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith to third parties may be regarded as Outstanding for the purposes of this Section 10.04 if the pledgee shall establish the pledgee’s right to take action with respect to such Notes and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, the Trustee may rely upon an Opinion of Counsel and an Officers’ Certificate to establish the foregoing.
     Section 10.05 Revocation Of Consents; Future Holders Bound. Except as may be otherwise required in the case of a Global Note by the applicable rules and regulations of the Depositary, at any time prior to the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes of any series specified in this Indenture in connection with such action, any Holder of a Note, which has been included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at the Corporate Trust Office of the Trustee and upon proof of ownership as provided in Section 10.02(a) hereof, revoke such action so far as it concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange, substitution or upon registration of transfer thereof, irrespective of whether or not any notation thereof is made upon such Note or such other Notes.
     Section 10.06 Record Date For Noteholder Acts. If the Company shall solicit from the Noteholders any request, demand, authorization, direction, notice, consent, waiver or other act, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Noteholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act (or any revocation thereof), but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act (or any revocation thereof) may be given before or after the record date, but only the Noteholders of record at the close of business on the record date shall be deemed to be Noteholders for the purpose of determining whether Holders of the requisite aggregate principal amount of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the Outstanding Notes shall be computed as of the record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other act by the Noteholders on the record date shall be deemed effective unless it shall become effective pursuant to this Indenture not later than six months after the record date. To the extent required by the TIA, any such record date shall be at least 30 days prior to the date of the solicitation to the Noteholders by the Company.
ARTICLE XI
NOTEHOLDERS’ MEETING
     Section 11.01 Purposes Of Meetings. A meeting of Noteholders of any series may be called at any time and from time to time pursuant to this Article XI for any of the following purposes:

          (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to Article XIII;
          (b) to remove the Trustee pursuant to Article IX;
          (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 13.02 hereof; or
          (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes of any series, as the case may be, under any other provision of this Indenture or under applicable law.
     Section 11.02 Call Of Meetings By Trustee. The Trustee may at any time call a meeting of Holders of Notes of any series to take any action specified in Section 11.01 hereof, to be held at such time and at such place as the Trustee shall determine. Notice of every such meeting of Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to Holders of the Notes that may be affected by the action proposed to be taken at such meeting in the manner provided in Section 16.11 hereof. Such notice shall be given not less than 20 nor more than 90 days prior to the date fixed for such meeting.
     Section 11.03 Call Of Meetings By Company Or Noteholders. If at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Notes of all series then outstanding, considered as one class, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 11.01 hereof, by giving notice thereof as provided in Section 11.02 hereof.
     Section 11.04 Qualifications For Voting. To be entitled to vote at any meetings of Noteholders a Person shall (a) be a Holder of one or more Notes affected by the action proposed to be taken or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more such Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives (including employees) of the Trustee and its counsel and any representatives (including employees) of the Company and its counsel.
     Section 11.05 Regulations.
          (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall see fit.
          (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by the Noteholders as provided in Section 11.03 hereof, in which case the Company or Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by the Holders of a majority in aggregate principal amount of the Notes present in person or by proxy at the meeting.
          (c) Subject to Section 10.04 hereof, at any meeting each Noteholder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by such Noteholder; provided that no vote shall be cast or counted at any meeting in respect of any Note determined to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by such chairman or instruments in writing as aforesaid duly designating such chairman as the person to vote on behalf of other Noteholders. At any meeting of Noteholders duly called pursuant to Section 11.02 or 11.03 hereof, the presence of persons holding or representing Notes in an aggregate principal amount sufficient to take action on any business for the transaction for which such meeting was called shall constitute a quorum. Any meeting of Noteholders duly called pursuant to Section 11.02 or 11.03 hereof may be adjourned from time to time by the Holders of a majority in aggregate principal amount of the Notes present in person or by proxy at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
     Section 11.06 Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amount of Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of such meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 11.02 hereof. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee and the Trustee shall have the ballots taken at the meeting attached to such duplicate. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
     Section 11.07 Rights Of Trustee Or Noteholders Not Delayed. Nothing in this Article XI shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders of Notes under any of the provisions of this Indenture or of the Notes.
ARTICLE XII
CONSOLIDATION, MERGER, SALE, TRANSFER OR CONVEYANCE
     Section 12.01 Company May Consolidate, Etc. Only On Certain Terms. The Company shall not consolidate with or merge into any other corporation or sell or otherwise dispose of its properties as or substantially as an entirety to any Person unless the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and the supplemental indenture referred to in clause (b) below comply with this Article XII and that all conditions precedent thereto herein provided for have been complied with, and the corporation formed by such consolidation or into which the Company is merged or the Person which receives such properties pursuant to such sale, transfer or other disposition (a) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; and (b) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and premium and interest, if any, on all of the Notes Outstanding and the performance of every covenant of this Indenture on the part of the Company to be performed or observed. Furthermore, immediately after giving effect to the transaction, no Event of Default or event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.
     Section 12.02 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, transfer or other disposition of the properties of the Company substantially as an entirety in accordance with Section 12.01 hereof, the successor corporation formed by such consolidation or into which the Company is merged or the Person to which such sale, transfer or other disposition is made shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation or Person had been named as the Company herein and the Company shall be released from all obligations hereunder.
ARTICLE XIII
SUPPLEMENTAL INDENTURES
     Section 13.01 Supplemental Indentures Without Consent Of Noteholders.
          (a) The Company, when authorized by Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
     (1) to make such provision in regard to matters or questions arising under this Indenture as may be necessary or desirable, and not inconsistent with this Indenture or prejudicial to the interests of the Holders in any material respect, for the purpose of supplying any omission, curing any ambiguity, or curing, correcting or supplementing any defective or inconsistent provision;
     (2) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Note Outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or such change or elimination is applicable only to Notes issued after the effective date of such change or elimination;
     (3) to establish the form of Notes of any series as permitted by Section 2.01 hereof or to establish or reflect any terms of any Note of any series determined pursuant to Section 2.05 hereof;
     (4) to evidence the succession of another corporation to the Company as permitted hereunder, and the assumption by any such successor of the covenants of the Company herein and in the Notes;
     (5) to grant to or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers or authority;
     (6) to permit the Trustee to comply with any duties imposed upon it by law;
     (7) to specify further the duties and responsibilities of, and to define further the relationships among, the Trustee, any Authenticating Agent, and any paying agent and any other agent, and to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more series and to add to or change any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee pursuant to the requirements of Section 9.12 (a);
     (8) to add to the covenants of the Company for the benefit of the Holders of one or more series of Notes, to add to the security for all of the Notes, to surrender a right or power conferred on the Company herein or to add any Event of Default with respect to one or more series of Notes; and
     (9) to make any other change that is not prejudicial to the Holders.
          (b) The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

          (c) Any supplemental indenture authorized by this Section 13.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 13.02 hereof.
     Section 13.02 Supplemental Indentures With Consent Of Noteholders.
          (a) With the consent (evidenced as provided in Section 10.01 hereof) of the Holders of (i) a majority in aggregate principal amount of the Notes of all series that are subject to the subordination provisions contained in Section 15.01 of this Indenture at the time Outstanding, considered as one class and (ii) a majority in aggregate principal amount of the Notes of all series that are not subject to the subordination provisions contained in Section 15.01 of this Indenture at the time Outstanding, considered as one class, the Company, when authorized by Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of any supplemental indenture or of modifying or waiving in any manner the rights of the Noteholders; provided, however, that if there shall be Notes of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Notes of one or more, but less than all, of such series, then the consent only of the Holders of (i) a majority in aggregate principal amount of the Outstanding Notes of all series so directly affected that are subject to the subordination provisions contained in Section 15.01 of this Indenture, considered as one class and (ii) a majority in aggregate principal amount of the Outstanding Notes of all series so directly affected that are not subject to the subordination provisions contained in Section 15.01 of this Indenture, considered as one class, shall be required; provided further that no such supplemental indenture shall:
     (1) change the Stated Maturity of any Note, or reduce the rate (or change the method of calculation thereof) or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or change the coin or currency in which the principal of any Note or any premium or interest thereon is payable, or change the date on which any Note may be redeemed or adversely affect the rights of the Noteholders to institute suit for the enforcement of any payment of principal of or any premium or interest on any Note, in each case without the consent of the Holder of each Note so affected; or
     (2) modify this Section 13.02(a) or reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture or to reduce the percentage of Notes, the Holders of which are required to waive Events of Default, in each case, without the consent of the Holders of all of the Notes affected thereby then Outstanding; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 9.12 and 13.01(a)(7).
          (b) Upon the request of the Company, accompanied by a copy of the Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
          (c) A supplemental indenture which changes, waives or eliminates any covenant or other provision of this Indenture (or any supplemental indenture) which has expressly been included solely for the benefit of one or more series of Notes, or which modifies the rights of the Holders of Notes of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.
          (d) It shall not be necessary for the consent of the Holders of Notes under this Section 13.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
          (e) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to this Section 13.02, the Trustee shall give notice in the manner provided in Section 16.11 hereof, setting forth in general terms the substance of such supplemental indenture, to all Noteholders. Any failure of the Trustee to give such notice or any defect therein shall not, however, in any way impair or affect the validity of any such supplemental indenture.
     Section 13.03 Compliance With Trust Indenture Act; Effect Of Supplemental Indentures. Any supplemental indenture executed pursuant to this Article XIII shall comply with the TIA. Upon the execution of any supplemental indenture pursuant to this Article XIII, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     Section 13.04 Notation On Notes. Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XIII may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes of any series so modified as approved by the Trustee and the Board of Directors with respect to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Notes of such series then outstanding.
     Section 13.05 Evidence Of Compliance Of Supplemental Indenture To Be Furnished Trustee. The Trustee, subject to Sections 9.01 and 9.02 hereof, shall be provided with and may rely on an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article XIII.

ARTICLE XIV
IMMUNITY OF INCORPORATORS,
STOCKHOLDERS, OFFICERS AND DIRECTORS
     Section 14.01 Indenture And Notes Solely Corporate Obligations. No recourse for the payment of the principal of or any premium or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, contained in this Indenture, or in any supplemental indenture, or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.
ARTICLE XV
SUBORDINATION OF NOTES
     Section 15.01 Notes Subordinate to Senior Indebtedness. The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of the Notes of each series, by its acceptance thereof, likewise covenants and agrees, that the payment of the principal of and premium, if any, and interest, if any, on each and all of the Notes is hereby expressly subordinated and junior, to the extent and in the manner set forth in this Article, in right of payment to the prior payment in full of all Senior Indebtedness; provided, however, that if any provision of any such form of Note shall conflict with any provision of this Article XV, the provision of such form of Note shall govern.
          Each Holder of the Notes of each series, by its acceptance thereof, authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article, and appoints the Trustee its attorney-in-fact for any and all such purposes.
     Section 15.02 Payment Over of Proceeds of Notes. In the event (a) of any insolvency or bankruptcy proceedings or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or a substantial part of its property, or of any proceedings for liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, or (b) subject to the provisions of Section 15.03, that (i) a default shall have occurred with respect to the payment of principal of or interest on or other monetary amounts due and payable on any Senior Indebtedness, and such default shall have continued beyond the period of grace, if any, in respect thereof or (ii) there shall have occurred a default (other than a default in the payment of principal or interest on other monetary amounts due and payable) in respect of any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both) and such default shall have continued beyond the period of grace, if any, in respect thereof and, in the cases of subclauses (i) and (ii) of this clause (b), such default shall not have been cured or waived or shall not have ceased to exist, then:
          (1) the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money’s worth, before the Holders of any of the Notes are entitled to receive a payment on account of the principal of, premium, if any, or interest on the indebtedness evidenced by the Notes, including, without limitation, any payments made pursuant to Articles III and IV;
          (2) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which any Holder or the Trustee would be entitled except for the provisions of this Article, shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of the indebtedness evidenced by the Notes or to the Trustee under this Indenture; and
          (3) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, in respect of principal of, premium, if any, or interest on the Notes or in connection with any repurchase by the Company of the Notes, shall be received by the Trustee or any Holder before all Senior Indebtedness is paid in full, or provision is made for such payment in money or money’s worth, such payment or distribution in respect of principal of, premium, if any, or interest on the Notes or in connection with any repurchase by the Company of the Notes shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.
          For purposes of this Article only, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan or reorganization or readjustment which are subordinate in right of payment to all Senior Indebtedness which may at the time be outstanding to the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article XII hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 15.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article XII hereof.
          Nothing in Section 15.01 or in this Section 15.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.06.
     Section 15.03 Disputes with Holders of Certain Senior Indebtedness. Any failure by the Company to make any payment on or perform any other obligation in respect of Senior Indebtedness, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any other obligation as to which the provisions of this Section shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default under clause (b) of Section 15.02 if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, or (B) in the event that a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay or execution shall have been obtained pending such appeal or review.
     Section 15.04 Subrogation. Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash (or securities or other property satisfactory to such holders) in full payment of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive any further payments or distributions of cash, property or securities of the Company applicable to the holders of the Senior Indebtedness until all amounts owing on the Notes shall be paid in full; and such payments or distributions of cash, property or securities received by the Holders of the Notes, by reason of such subrogation, which otherwise would be paid or distributed to the holders of such Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.
     Section 15.05 Obligation of Company Unconditional. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.
          Upon any payment or distribution of assets or securities of the Company referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Article.
          The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or an agent or representative of such holder or a trustee under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued) to establish that such notice has been given by a holder of such Senior Indebtedness or such agent or representative or trustee on behalf of such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article XV, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.
     Section 15.06 Priority of Senior Indebtedness upon Maturity. Upon the maturity of the principal of any Senior Indebtedness by lapse of time, acceleration or otherwise, all matured principal of Senior Indebtedness and interest and premium, if any, thereon shall first be paid in full before any payment of principal or premium or interest, if any, is made upon the Notes or before any Notes can be acquired by the Company or any sinking fund payment is made with respect to the Notes (except that required sinking fund payments may be reduced by Notes acquired before such maturity of such Senior Indebtedness).
     Section 15.07 Trustee as Holder of Senior Indebtedness. The Trustee shall be entitled to all rights set forth in this Article with respect to any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness. Nothing in this Article shall deprive the Trustee of any of its rights as such holder.
     Section 15.08 Notice to Trustee to Effectuate Subordination. Notwithstanding the provisions of this Article or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee unless and until the Trustee shall have received written notice thereof from the Company, from a Holder or from a holder of any Senior Indebtedness or from any representative or representatives of such holder or trustee therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled, subject to Section 9.01, in all respects to assume that no such facts exist; provided, however, that, if prior to the fifth Business Day preceding the date upon which by the terms hereof any such moneys may become payable for any purpose, or in the event of the execution of an instrument pursuant to Sections 5.01, 5.03 or 5.04 acknowledging satisfaction and discharge of this Indenture or acknowledging defeasance of Notes, then if prior to the second Business Day preceding the date of such execution, the Trustee shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee may, in its discretion, receive such moneys and/or apply the same to the purpose for which they were received or execute such satisfaction and discharge or acknowledgement, and shall not be affected by any notice to the contrary, which may be received by it on or after such date; provided, however, that no such application shall affect the obligations under this Article of the persons receiving such moneys from the Trustee.
     Section 15.09 Modification, Extension, Etc., of Senior Indebtedness. The holders of Senior Indebtedness may, without affecting in any manner the subordination of the payment of the principal of and premium, if any, and interest, if any, on the Notes, at any time or from time to time and in their absolute discretion, agree with the Company to change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend or supplement any instrument pursuant to which any Senior Indebtedness is issued, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder, all without notice to or assent from the Holders or the Trustee.
     Section 15.10 Trustee Has No Fiduciary Duty to Holders of Senior Indebtedness. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and objectives as are specifically set forth in this Indenture, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if it shall mistakenly pay over or deliver to the Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.
     Section 15.11 Paying Agents Other Than Trustee. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 15.07, 15.08 and 15.10 shall not apply to the Company if it acts as Paying Agent.
     Section 15.12 Rights of Holders of Senior Indebtedness Not Impaired. No right of any present or future holder of Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Section 15.13 Effect of Subordination Provisions; Termination. Notwithstanding anything contained herein to the contrary, other than as provided in the immediately succeeding sentence, all the provisions of this Indenture shall be subject to the provisions of this Article, so far as the same may be applicable thereto.
          Notwithstanding anything contained herein to the contrary, the provisions of this Article XV shall be of no further effect, and the Notes shall no longer be subordinated in right of payment to the prior payment of Senior Indebtedness, if the Company shall have delivered to the Trustee a notice to such effect. Any such notice delivered by the Company shall not be deemed to be a supplemental indenture for purposes of Article XIII hereof.
ARTICLE XVI
MISCELLANEOUS PROVISIONS
     Section 16.01 Provisions Binding On Company’s Successors. All the covenants, stipulations, promises and agreements made by the Company in this Indenture shall bind its successors and assigns whether so expressed or not.
     Section 16.02 Official Acts By Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful successor of the Company.
     Section 16.03 Notices. Any notice, instruction, request or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Company may be given or served by being deposited postage prepaid in a post office letter box addressed (until another address is filed by the Company with the Trustee) at the Principal Executive Offices of the Company, to the attention of the Secretary. Any notice, direction, request or demand by any Noteholder or the Company to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee, Attention: Corporate Trust Administration.
     Section 16.04 Governing Law. This Indenture and each Note shall be governed by and deemed to be a contract under, and construed in accordance with, the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflicts of law principles thereof.
     Section 16.05 Waiver of Trial By Jury.
     Each of the Company and the Trustee irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture or the transactions contemplated hereby.
     Section 16.06 Evidence Of Compliance With Conditions Precedent.

          (a) Upon any application or demand by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          (b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates delivered pursuant to Section 6.06 hereof) shall include (1) a statement that each Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.
          (c) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          (d) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or opinion of counsel delivered under the Indenture may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such person knows, or in the exercise of reasonable care should know, that the certificate or opinion of representations with respect to such matters are erroneous. Any opinion of counsel delivered hereunder may contain standard exceptions and qualifications reasonably satisfactory to the Trustee.
          (e) Any certificate, statement or opinion of any officer of the Company, or of counsel, may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an independent public accountant or firm of accountants, unless such officer or counsel, as the case may be, knows that the certificate or opinions or representations with respect to the accounting matters upon which the certificate, statement or opinion of such officer or counsel may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate or opinion of any firm of independent public accountants filed with the Trustee shall contain a statement that such firm is independent.

          (f) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Section 16.07 Business Days. Unless otherwise provided pursuant to Section 2.05(c) hereof, in any case where the date of Maturity of the principal of or any premium or interest on any Note or the date fixed for redemption of any Note is not a Business Day, then payment of such principal or any premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of Maturity or the date fixed for redemption, and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal or premium of the Note is required to be paid.
     Section 16.08 Trust Indenture Act To Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA, such required provision of the TIA shall govern.
     Section 16.09 Table Of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 16.10 Execution In Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     Section 16.11 Manner Of Mailing Notice To Noteholders.
          (a) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or the Company to or on the Holders of Notes, as the case may be, shall be given or served by first-class mail, postage prepaid, addressed to the Holders of such Notes at their last addresses as the same appear on the register for the Notes referred to in Section 2.06, and any such notice shall be deemed to be given or served by being deposited in a post office letter box. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice to any Holder by mail, then such notification to such Holder as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
          (b) The Company shall also provide any notices required under this Indenture by publication, but only to the extent that such publication is required by the TIA, the rules and regulations of the Commission or any securities exchange upon which any series of Notes is listed.

          IN WITNESS WHEREOF, GREAT PLAINS ENERGY INCORPORATED has caused this Indenture to be signed and acknowledged by its Vice President — Investor Relations and Treasurer, and attested by its Assistant Secretary, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. has caused this Indenture to be signed by its authorized signatory, as of the day and year first written above.

GREAT PLAINS ENERGY INCORPORATED
By:
Name:
Title:

ATTEST:

Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE
By:
Name:
Title:

[Subordinated Indenture]

STATE OF MISSOURI	)
	)	ss
COUNTY OF JACKSON	)
          On the            day of      ,     before me personally came      , to me known, who, being by me duly sworn, did depose and say that he is            of GREAT PLAINS ENERGY INCORPORATED, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.
[NOTARIAL SEAL]

[Subordinated Indenture]